                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section 240.14a-12

                        ZAMBA CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                 March 23, 1999

To Our Stockholders:

    You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Zamba Corporation to be held at the Radisson Plaza Hotel located at 35 South Seventh Street, Minneapolis, Minnesota 55402, on Thursday, May 18, 2000, at 3:00 p.m. Central Time.

    The following Notice of Annual Meeting of Stockholders and Proxy Statement describes the matters we expect to act upon at the meeting.

    It is important that you use this opportunity to participate in the affairs of Zamba by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

    We look forward to seeing you at the meeting.

                                          Sincerely,

                                          [SIG]

                                          Paul D. Edelhertz
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               ZAMBA CORPORATION
                           7301 OHMS LANE, SUITE 200
                          MINNEAPOLIS, MINNESOTA 55439

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Zamba Corporation ("Zamba" or the "Company") will be held at the Radisson Plaza Hotel located at 35 South Seventh Street, Minneapolis, Minnesota 55402, on Thursday, May 18, 2000, at 3:00 p.m. Central Time, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2.  To approve the Zamba Corporation 2000 Employee Stock Purchase Plan.

    3. To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2000.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 16, 2000, are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ Paul D. Edelhertz

                                          Paul D. Edelhertz
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

MINNEAPOLIS, MINNESOTA
MARCH 23, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                               ZAMBA CORPORATION
                           7301 OHMS LANE, SUITE 200
                          MINNEAPOLIS, MINNESOTA 55439

                            ------------------------

                                PROXY STATEMENT

                                 March 23, 2000

    The accompanying proxy is solicited on behalf of the Board of Directors of Zamba Corporation, a Delaware corporation ("Zamba" or the "Company"), for the use at the Annual Meeting of Stockholders of the Company to be held at the Radisson Plaza Hotel located at 35 South Seventh Street, Minneapolis, Minnesota 55402, on Thursday, May 18, 2000, at 3:00 p.m. Central time (the "Meeting"). Unless otherwise specified on the proxy card, all proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of Meeting and this Proxy Statement. This Proxy Statement and the accompanying proxy card will be first mailed to stockholders on or about March 31, 2000.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

    Only holders of record of our Common Stock at the close of business on March 16, 2000 (the "Record Date"), will be entitled to vote at the Meeting. At the close of business on March 16, 2000, we had 31,418,224 shares of Common Stock outstanding and entitled to vote. No shares of Preferred Stock were outstanding. Holders of our Common Stock are entitled to one vote for each share held as of the Record Date. Shares of Common Stock may not be voted cumulatively. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. The affirmative vote of a majority of the Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to approve the matters mentioned in the foregoing Notice of Annual Meeting. Proxies indicating abstention from a vote and broker non-votes will be counted toward determining whether a quorum is present at the Meeting, but will not be counted toward determining if a majority of the Common Stock present has voted affirmatively.

    In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the person named as proxy may propose one or more adjournments of the Meeting to permit further solicitations of proxies. Any adjournment would require the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting.

    Zamba will bear the cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy card, as well as the cost of soliciting proxies relating to the Meeting. Following the original mailing of the proxies and other soliciting materials, we will request that the brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting material to the shareholder for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, we will reimburse such holders for their reasonable expenses, upon the request of the record holders. We may supplement the original solicitation of proxies by telephone, telegram and personal solicitation by directors, officers and regular employees. No additional compensation will be paid for any such services.

                            REVOCABILITY OF PROXIES

    You have the power to revoke a proxy signed by you prior to the Meeting or at the Meeting prior to the vote. You may revoke a proxy (i) delivering a written instrument to us stating that your proxy is revoked, (ii) signing a subsequent proxy and delivering the subsequent proxy to us, or (iii) attending the Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must bring to the Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

NOMINEES

    At the Meeting, you will elect directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until such directors' earlier resignation or removal. The size of our Board of Directors (the "Board") is currently set at six members, and six nominees will be elected at the Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. Shares represented by properly executed and returned proxies will be voted for the election of each of the six nominees named below, unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to serve as a director.

    Information about our Board of Directors is set forth below:

NAME                                          AGE                 PRINCIPAL OCCUPATION
----                                        --------   ------------------------------------------
Joseph B. Costello(1)(2)..................     46      Chairman of the Board of the Company and
                                                         President and Chairman of the Board,
                                                         Think3
Dixon R. Doll(2)..........................     57      Venture Capitalist and Managing General
                                                         Partner, Doll Capital Management
Paul D. Edelhertz.........................     37      President and Chief Executive Officer of
                                                         Zamba
Sven A. Wehrwein (1)......................     49      Financial Consultant
Todd X. Fitzwater.........................     41      Senior Vice President of Zamba
John Olsen................................     49      Business Consultant
Michael A. Fabiaschi *....................     44      President and Chief Executive Officer, LPA
                                                         Software

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

*   Not standing for re-election

DIRECTORS STANDING FOR RE-ELECTION

    Mr. Costello has been Chairman of Zamba since January 1998, and a director of Zamba since April 1996. Mr. Costello has been Chairman of the Board and Managing Director of Think3, a privately-held supplier of computer-aided design technology, since February 1998, and was named President and CEO of Think3 in November 1998. Prior to joining Think3, Mr. Costello was the Chief Executive Officer of Cadence Design Systems Corporation, a supplier of electronic design automation software and services, from May 1988 to October 1997. Mr. Costello holds a Bachelor of Science degree in mathematics and physics from Harvey Mudd College, a Master of Science degree in physics from Yale University and a Master of Science degree in physics from the University of California, Berkeley.
Mr. Costello is also Chairman of the Board for NextNet, Inc., a privately held company, of which we currently own approximately 35% of the outstanding equity, and a director of Clarify, Inc., Calico Commerce, Inc., and several private companies.

    Dr. Doll has been a director of Zamba since May 1989. Since December 1996, he has served as Managing General Partner of Doll Capital Management, a private venture capital firm that invests in entrepreneurial companies in the information technology and communications markets. From September 1994 to December 1996, Dr. Doll was actively engaged in venture capital activities as a private investor. From September 1985 to September 1994, Dr. Doll was a partner of Accel Partners, a venture capital firm. Dr. Doll holds a Bachelor of Science degree in electrical engineering from Kansas State University and Master of Science and a Ph.D. degree in electrical engineering from the University of Michigan. Dr. Doll is also a director of Network Equipment Technologies, Inc., About.com, Inc., and numerous private companies.

    Mr. Edelhertz has been President, Chief Executive Officer, and a director of Zamba since October 1998, and was Vice President of Customer Solutions of Zamba from September 1996 to October 1998. From 1984 to September 1996 he was employed by Andersen Consulting, a business consulting firm, serving as an Associate Partner from 1994 to 1996, and in consulting positions before that time.
Mr. Edelhertz holds a Bachelor of Arts degree in economics from Claremont McKenna College.

    Mr. Wehrwein has been a director of Zamba since June 1999. Since
March 1999, and at various times since 1985, he has been an independent financial consultant. From December 1998 to February 1999, he was the Chief Financial Officer of Digi International, Inc., a manufacturer of digital communications products. From November 1997 to July 1998, he was the Chief Financial Officer of the Center for Diagnostic Imaging, and from June 1995 to August 1996, he was the Chief Financial Officer of InStent, Inc. Prior to joining InStent, he was an investment banker, most recently as a Managing Director at Wessels, Arnold, and Henderson, and previously with Drexel Burnham Lambert. Mr. Wehrwein holds a Bachelors of Science degree in business from Loyola University in Chicago, Illinois, and a Masters of Management degree from the Sloan School of Management at the Massachusetts Institute of Technology.

    Mr. Fitzwater has been a director of Zamba since March 2000, and a Senior Vice President since September 1998. In June 1994, he was a Founder and the Vice President and Chief Operating Officer of the QuickSilver Group, which was acquired by Zamba in September 1998. From June 1993 to June 1994, Mr. Fitzwater was an independent consultant, specializing in information technology consulting. From June 1983 to June 1993, Mr. Fitzwater held various positions with Apple Computer, most recently as the IT manager of the Newton division.
Mr. Fitzwater holds a Bachelor of Science degree in computer science from the University of Illinois.

    Mr. Olsen has been a director of Zamba since March 2000. Since
December 1999, he has been an independent business consultant. From May 1994 to December 1999, Mr. Olsen was employed by Cadence Design Systems, Inc., where he served in several capacities, including Group President, Executive VP of Field Operations, Senior VP of Sales and Marketing and VP of Worldwide Sales. From 1989 to 1994 served as a Consulting Partner for KPMG Peat Marwick. From 1975 to 1989 Mr. Olsen was employed by Electronic Data Systems serving in technical positions as well as sales and marketing positions. Mr. Olsen holds a Bachelor of Science degree from Iowa State University in Industrial Engineering and a Masters of Science Degree in Management Science from University of South Florida.

DIRECTOR NOT STANDING FOR RE-ELECTION

    Mr. Fabiaschi is not standing for re-election this year. He has been a director of Zamba since February 1996, President and Chief Executive Officer from February 1996 to October 1998, and Vice President of Sales and Support from August 1991 to February 1996. He was also Acting Chief Financial Officer from October 1997 to October 1998. He is currently President and CEO of LPA
Software, Inc., a privately-held provider of inventory planning software and services. We would like to use this opportunity to thank Mr. Fabiaschi for his nine years of contributions to Zamba.

MEETING AND COMMITTEES OF THE BOARD

    The Board met eight times, including telephone conference meetings, and acted by written consent once during 1999. Each director attended at least 75% of the Board meetings and meetings of the committees on which he served during 1999.

    Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

    Messrs. Costello and Wehrwein are currently the members of the Audit Committee. The Audit Committee met five times during 1999. The Audit Committee meets with our independent accountants to review the adequacy of our internal control systems and financial reporting procedures, reviews the general scope of our annual audit and the fees charged by the independent accountants, reviews and monitors the performance of non-audit services by our independent accountants, and reviews the fairness of any proposed transaction between Zamba and management of Zamba, making recommendations, after such review, to the full Board.

    Messrs. Costello and Doll are currently the members of the Compensation Committee. The Compensation Committee met once and acted by written consent 31 times during 1999. We also have a Non-Affiliate Option Committee, which was empowered by the Compensation Committee to grant options to non-officer employees of Zamba. The Compensation Committee is responsible for granting options and stock awards under our employee benefit plans, including to executive officers, and is responsible for setting the compensation of executive officers.

DIRECTOR COMPENSATION

    We do not pay fees to Board members, but directors receive reimbursement of expenses incurred for participating in Board and committee meetings. Non-employee members of the Board also participate in the 1993 Directors' Stock Option Plan, which provides for the following grants of options to purchase our Common Stock: when an individual becomes a non-employee director, such director is granted options to purchase 45,000 shares of Common Stock; on January 1 of each year, the director is granted options to purchase 15,000 shares of Common Stock for being a member of the Board and an additional 4,000 options for participation on a committee of the Board, provided such director has served on the Board for at least six months. Mr. Edelhertz is not eligible for grants under the Directors Plan because he is an employee.

    Option grants under the Directors' Plan are non-discretionary and do not qualify as incentive stock options. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan may be exercised immediately, provided that the shares obtained upon exercise cannot be sold until they vest. Vesting occurs over four years, with one-sixteenth of each grant vesting at the end of each calendar quarter. Options that are exercised but are not vested are to be repurchased by Zamba upon the termination of the Director's service at the exercise price for the option. In the event of a merger with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                         ALL SIX NOMINEES LISTED ABOVE.

                          PROPOSAL NO. 2--APPROVAL OF
                       2000 EMPLOYEE STOCK PURCHASE PLAN

    The Board believes that the adoption of Zamba Corporation 2000 Employee Stock Purchase Plan (the "ESPP") is in the best interests of the Zamba and our stockholders. By providing the Company's employees with an attractive opportunity to purchase our Common Stock, the Board believes that participating employees will, as holders, be more likely to think and act like owners. In addition, in order to attract and retain quality employees, we must continually offer a competitive benefits package. Employee stock purchase plans are offered by several of our competitors, and the Board believes an ESPP would be an attractive addition to our existing employee benefits.

    For these reasons, the Board approved the ESPP on February 15, 2000, subject to adoption by the stockholders. The ESPP provides eligible employees the opportunity to purchase our Common Stock at a discount through payroll deductions. We have designed the ESPP to comply with laws that allow receive favorable tax treatment, as described further below. The ESPP will be administered by a Committee comprised of certain of our senior officers (the "Committee").

    The initial enrollment date for the ESPP will be July 1, 2000, with additional opportunities to enroll on any July 1, October 1, January 1 or April 1 during the term of the ESPP (the "Enrollment Date"). Eligible employees remain enrolled for 24 months after the applicable Enrollment Date, unless the employee changes the amount of his or her payroll deductions or withdraws from the ESPP. Upon enrollment, an employee is granted the right to purchase shares of Common Stock under the ESPP.

    Eligible employees may elect on a quarterly basis on any Enrollment Date to have up to 10% of their gross base salary deducted and paid into the ESPP throughout the upcoming quarter, except that no employee may purchase shares having an aggregate market value of more than $6,250 for any quarter, even if that amount is within 10% of their gross base salary. An employee may terminate his or her participation any time before the end of the quarter and receive a refund in cash of amounts deducted for that quarter. At the end of the quarter the amount deducted is automatically applied toward the purchase of the Common Stock at a discounted price (the "Discount Price") which is the lesser of:

    (i) 85% of the Fair Market Value of the shares on the Enrollment Date, or

    (ii) 85% of the Fair Market Value of the shares on the date of the purchase of shares, which is the last day of the quarter (the "Purchase Date").

    The "Fair Market Value" shall be the average of the closing price of a share of our Common Stock on the NASDAQ National Market System for the ten trading days immediately preceding the Enrollment Date or the Purchase Date, as applicable.

    Shares for the ESPP will either be authorized and unissued shares, shares of our Common Stock that we purchase in the open market (in accordance with SEC regulations for open-market purchases), or previously acquired treasury shares. A total of 750,000 shares, which would represent approximately 2.4% of our total shares currently outstanding, may be sold under the ESPP.

    All active full-time and part-time employees are eligible to participate in the ESPP, except that no employee who, immediately after subscribing for shares under the ESPP, would own stock having 5% or more of the total combined voting power or value of all classes of our stock or stock of any subsidiary is eligible to participate in the ESPP. However, the Board or the Committee can, without further stockholder approval, terminate the ESPP at any time, or amend the ESPP, as long as no amendment increases or decreases the number of shares authorized for the ESPP or causes the ESPP not to meet the applicable requirements of Internal Revenue Code Section 423.

    If adopted by stockholders, the ESPP will be deemed to become effective as of July 1, 2000, and terminate on June 30, 2005, unless earlier terminated by the Board or the Committee.

    The foregoing is merely a summary of the principal aspects of the ESPP. The ESPP is set forth in its entirety in Exhibit A to this Proxy Statement, and stockholders should refer to the ESPP for more complete and detailed information.

    FEDERAL INCOME TAX CONSEQUENCES. We expect the ESPP to be an "employee stock purchase plan" under the Internal Revenue Code. As such, employees who participate in the ESPP will not recognize income (and we will not receive any deduction) at the time they purchase shares, even though the employees will receive the benefit of the Discount Price. Employees will, however, recognize income when they sell or dispose of the shares.

    The tax consequence to an employee of selling or disposing of the shares generally depends on how long the employee held the shares. If an employee sells or disposes of the shares within two years after the Enrollment Date or within one year of the Purchase Date, he or she will recognize ordinary income to the extent the fair market value of the shares on the Purchase Date exceeded the Discount Price. Any additional gain is short term or long term capital gain, depending upon the period of time that the employee has held the shares. We may take a tax deduction in the amount of any ordinary gain realized by the employee under this scenario.

    In contrast, if the employee sells or disposes of the shares at least two years after the Enrollment Date and one year after the Purchase Date, he or she will recognize ordinary income only to the extent of 15% of the fair market value of the shares on the Enrollment Date, whichever is less (not to exceed the gain realized in the sale or disposition). Any additional gain is capital gain.

    The portion of the gain that is ordinary income may also be subject to FICA (Social Security) taxes or income tax withholding.

    The foregoing is only a summary of federal income tax consequences, and does not cover the tax consequences that might arise in every individual circumstance.

    Stockholders are requested in this Proposal 2 to approve the Employee Stock Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to approve the Employee Stock Purchase Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE EMPLOYEE
                              STOCK PURCHASE PLAN

                  PROPOSAL NO. 3--RATIFICATION OF SELECTION OF
                            INDEPENDENT ACCOUNTANTS

    The Board has selected KPMG LLP as our independent accountants to perform the audit of our financial statements for the year ending December 31, 2000, and the stockholders are being asked to ratify such selection. Notwithstanding the selection, the Board, in its discretion may direct the appointment of new independent accountants at any time during the year, if the Board feels that such a change would be in the best interests of Zamba and our stockholders. In the event of a negative vote of such ratification, the Board will reconsider its selection.

    Audit services of KPMG LLP for 2000 are expected to include the examination of our consolidated financial statements and services related to filings made with the Securities and Exchange Commission. The Audit Committee meets four times a year with its independent accountants.

    Our previous auditors, PricewaterhouseCoopers, L.L.P. ("PwC"), resigned on January 25, 1999, because we had entered into a business relationship with the technology consulting practice of PwC. The reports of PwC on our financial statements for the years ended December 31, 1997, and 1996, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of our financial statements for the years ended December 31, 1997, and 1996, and through January 25, 1999, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K, and there were no disagreements between PwC and us on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC would have caused PwC to make reference to the matter in their reports on the financial statements for such years.

    Representatives of KPMG LLP are expected to be present at the Meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and are expected to be available to respond to appropriate questions.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION
                                  OF KPMG LLP

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information known to us, as of March 16, 2000, with respect to beneficial ownership of our Common Stock by
(i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in this Proxy Statement, and (iv) all executive officers and directors as a group. Except as otherwise noted, the address of each person below is c/o Zamba Corporation, 7301 Ohms Lane, Suite 200, Minneapolis, MN 55439.

                                                          AMOUNT AND NATURE OF       PERCENT OF COMMON
NAME OF BENEFICIAL OWNER                                BENEFICIAL OWNERSHIP (1)   STOCK OUTSTANDING (2)
------------------------                                ------------------------   ---------------------
Coral Partners(3).....................................           4,020,890                  12.8%
Motorola, Inc.(4).....................................           2,237,797                   7.1%
Joseph B. Costello(5).................................           2,392,250                   7.5%
Todd X. Fitzwater(6)..................................           1,109,022                   3.5%
Michael A. Fabiaschi(7)...............................             605,950                   1.9%
Paul Edelhertz(8).....................................             478,001                   1.5%
Dixon R. Doll(9)......................................             312,988                   1.0%
Peter D. Marton(10)...................................             162,500                     *
Michael H. Carrel(11).................................             141,250                     *
Sven A. Wehrwein(12)..................................              64,000                     *
John Olsen(13)........................................          --                             *
All executive officers and directors as a group (Nine
  Persons)(14)........................................           5,288,845                  16.8%

------------------------

   * Less than 1%

 (1) Based upon information supplied by officers, directors and principal stockholders, as well as Schedules 13G filed with the Securities and Exchange Commission. Unless otherwise noted, each person or group identified possesses sole voting and sole investment power with respect to such shares, subject to community property laws where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of March 16, 2000, upon the exercise of options or warrants.

 (2) Based upon 31,418,224 shares of Common Stock outstanding on March 16, 2000. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days of March 16, 2000, have been exercised.

 (3) Includes 1,504,374 shares owned of record by Coral Partners II (known as IAI Ventures Partners II prior to November 1, 1993) and 2,516,516 shares owned of record by Coral Partners I-Superior (known as Superior Ventures prior to November 1, 1993). The address of the Coral Partners is 60 South Sixth Street, Suite 3510, Minneapolis, Minnesota 55402.

 (4) The address of Motorola Corporation is 1303 East Algonquin Road, Schaumburg, Illinois 60196.

 (5) Includes 2,038,250 shares of Common Stock owned of record by Mr. Costello. Also includes 231,000 shares of Common Stock underlying options exercisable within 60 days of March 16, 2000, that, if exercised, would be subject to vesting restrictions with respect to 42,377 shares. Mr. Costello is Chairman of the Board of Directors.

 (6) Includes 1,092,024 shares of Common Stock owned of record by Mr. Fitzwater, and 20 shares of Common Stock owned by his daughters. Also includes 16,978 shares of Common Stock underlying options exercisable within 60 days of March 16, 2000, by his wife, who is a former employee of Zamba and is currently working on a consulting basis with us.
     Mr. Fitzwater is a Senior Vice

     President. Does not include shares of Common Stock that may be obtained by Mr. Fitzwater upon conversion of a promissory note of $1,009,669.89 owed to him. The note is convertible upon Mr. Fitzwater's request and the approval of the Board of Directors, which approval may be granted or withheld at its discretion. The note bears interest of 7%. Principal in the amount of $63,104.37 and accrued interest are being paid to Mr. Fitzwater on a quarterly basis beginning December 31, 1999, and ending September 30, 2003.

 (7) Includes 605,950 shares of Common Stock underlying options exercisable within 60 days of March 16, 2000, which, if exercised, would be subject to vesting restrictions with respect to 27,126 shares. Mr. Fabiaschi is retiring as a director, and was our President, Chief Executive Officer, and Acting Chief Financial Officer until October 1998.

 (8) Includes 3,000 shares of Common Stock owned of record by Mr. Edelhertz. Also represents 475,001 shares of Common Stock underlying options exercisable within 60 days of March 16, 2000. Mr. Edelhertz is the President and CEO and a director.

 (9) Includes 114,988 shares of Common Stock owned of record by Dr. Doll and 80,000 shares of Common Stock owned of record by the Dixon and Carol Doll Trust. Also represents 105,000 shares underlying options exercisable within 60 days of March 16, 2000, which, if exercised, would be subject to vesting restrictions with respect to 36,627 shares. Also includes 13,000 shares held by the University of Michigan Business School Growth Fund, of which Dr. Doll is an alumni investment manager. Dr. Doll disclaims beneficial ownership with respect to the shares held by this entity. Dr. Doll is a director.

 (10) Includes 50,000 shares of Common Stock owned of record by Mr. Marton. Also represents 112,500 shares of Common Stock underlying options exercisable within 60 days of March 16, 2000. Mr. Marton is our Executive Vice President and Chief Operating Officer.

 (11) Represents 141,250 shares of Common Stock underlying options exercisable within 60 days of March 16, 2000. Mr. Carrel is our Vice President and Chief Financial Officer.

 (12) Represents 64,000 shares of Common Stock underlying options exercisable within 60 days of March 16, 2000, which, if exercised would be subject to vesting restrictions with respect to 54,376 shares. Mr. Wehrwein is a director.

 (13) Mr. Olsen is a director.

 (14) Includes shares described in notes (5) through (13) above.

                               EXECUTIVE OFFICERS

    The following table lists certain information regarding our executive officers as of March 16, 2000.

NAME                                    AGE                           POSITION
----                                  --------   ---------------------------------------------------
Paul D. Edelhertz..................      37      President, Chief Executive Officer, and Director
Peter D. Marton....................              Executive Vice President and Chief Operating
                                         47      Officer
Michael H. Carrel..................      29      Vice President and Chief Financial Officer
Todd X. Fitzwater..................      41      Senior Vice President and Director

    Information regarding Paul D. Edelhertz is listed under "Proposal No. 1--Election of Directors."

    Mr. Marton was named Executive Vice President and Chief Operating Officer in March 1999. Prior to joining Zamba, Mr. Marton was President of Consulting Services for Primix Solutions, Inc., a systems integrator focused on internet-enabled enterprise applications, from March 1998 to February 1999. Before that, Mr. Marton served as Senior Vice President, Enterprise Products and Services, for Fidelity Investments, from September 1996 to March 1998. From January 1996 to August 1996, Mr. Marton was

President and Chief Executive Officer of Global Village, Inc. From 1990 to January 1996, Mr. Marton was Group Vice President of Operations of Cambridge Technology Partners. Mr. Marton graduated summa cum laude from Tufts University with a Bachelor of Science degree in Experimental Physics and Computational Mathematics, where he was elected to Phi Beta Kappa, and holds an MBA degree from Stanford Graduate School of Business with a concentration in New Enterprise Management.

    Mr. Carrel has been Vice President and Chief Financial Officer since October 1998. From May 1997 to October 1998, he had been Director of Strategy and Business Development. From September 1992 to July 1995, Mr. Carrel was an accountant with Price Waterhouse. Mr. Carrel holds a Bachelor of Science degree in accounting from Pennsylvania State University and an M.B.A. from the Wharton School at the University of Pennsylvania, which he attended from August 1995 to May 1997.

    Information regarding Todd X. Fitzwater is listed under "Proposal No. 1--Election of Directors."

                             EXECUTIVE COMPENSATION

    The following table sets forth all compensation awarded to, earned by, or paid for services rendered in all capacities during each of the years ended December 31, 1999, 1998, and 1997, by (i) our Chief Executive Officer; (ii) our other three executive officers who earned more than $100,000 during 1999.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                             COMPENSATION
                                                         ANNUAL                 AWARDS]
                                                      COMPENSATION       ---------------------
                                                  --------------------   SECURITIES UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSTION               YEAR     SALARY($)   BONUS($)        OPTIONS(#)         COMPENSATION
--------------------------             --------   ---------   --------   ---------------------   ------------
Paul D. Edelhertz(1).................    1999      229,327      1,000          --                      72(6)
PRESIDENT AND CHIEF EXECUTIVE OFFICER    1998      225,000      --               900,000              105(6)
                                         1997      200,000     33,333           25,000(5)          94,382(7)

Michael H. Carrel(2).................    1999      152,885     42,500          --                   2,390(8)
VICE PRESIDENT AND CHIEF FINANCIAL       1998      100,833     14,250            240,000              105(6)
OFFICER                                  1997        --         --             --                    --

Peter Marton(3)......................    1999      178,125      1,000            650,000               60(6)
EXECUTIVE VICE PRESIDENT AND CHIEF       1998        --         --             --                    --
OPERATING OFFICER                        1997        --         --             --                    --

Todd X. Fitzwater(4).................    1999      228,375      1,000          --                      72(6)
SENIOR VICE PRESIDENT                    1998        --         --             --                    --
                                         1997        --         --             --                    --

------------------------

(1) Mr. Edelhertz was named President and CEO on October 13, 1998. Previously, he had been a Vice President.

(2) Mr. Carrel was named Vice President and Chief Financial Officer on October 13, 1998.

(3) Mr. Marton was named Executive Vice President and Chief Operating Officer on March 9, 1999.

(4) Mr. Fitzwater was named Senior Vice President in September 1998.

(5) 25,000 options granted to Mr. Edelhertz during 1997 were repriced on January 20, 1998.

(6) Payment of premiums for term life insurance on same basis as all other employees.

(7) Reimbursement of $94,274.35 for relocation expenses and payment of premiums for term life insurance on same basis as all other employees.

(8) Reimbursement of $2,318.51 for relocation expenses and payment of premiums for term life insurance on same basis as all other employees.

                                 OPTION GRANTS

    The following table sets forth information regarding individual option grants pursuant to our equity incentive plans during 1999 to each of the executive officers named in the Summary Compensation Table. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their 10-year terms. These gains are based on assumed rates of annual compound stock appreciation of 5% or 10% from the date the option was granted. Actual gains, if any, on option exercises are dependent on the future performance of our Common Stock.

                             OPTION GRANTS IN 1999

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                                                                                          ANNUAL RATES
                             NUMBER OF    PERCENT OF TOTAL                               OF STOCK PRICE
                             SECURITIES       OPTIONS                                     APPRECIATION
                             UNDERLYING      GRANTED TO      EXERCISE                    FOR OPTION TERM
                              OPTIONS       EMPLOYEES IN     PRICE PER   EXPIRATION   ---------------------
NAME                         GRANTED(1)     FISCAL 1999        SHARE        DATE       5%(2)       10%(2)
----                         ----------   ----------------   ---------   ----------   --------   ----------
Peter Marton...............   650,000           19.8%         $2.000      03/09/09    $817,563   $2,071,865

------------------------

(1) These securities are subject to incentive stock options that were granted at fair market value and become exercisable with respect to 25% of the shares on the first anniversary date after the date of grant and with respect to 6.25% of the shares each quarter thereafter.

(2) The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future Common Stock prices.

                      OPTION EXERCISES AND YEAR-END VALUES

    None of the executive officers named in the Summary Compensation Table exercised any options during 1999. The following table provides certain information concerning the number of shares covered by both exercisable and unexercisable stock options held on December 31, 1999. Also reported are values for "in-the-money" stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our Common Stock as reported on the Nasdaq National Market.

         AGGREGATED OPTION EXERCISES IN 1999 AND YEAR END OPTION VALUES

                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                          OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                                        FISCAL YEAR END            FISCAL YEAR END($)(1)
                                  SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                              ON EXERCISE (#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              ---------------   -----------   -----------   -------------   -----------   -------------
Paul D. Edelhertz...............           --              --       362,501        537,499       5,592,203      8,320,297
Michael H. Carrel...............           --              --       111,250        188,750       1,746,394      2,956,086
Todd X. Fitzwater...............           --              --             0              0               0              0
Peter Marton....................           --              --             0        650,000               0      9,993,750

------------------------

(1) The values of the options shown have not been and may never be realized and are based on the positive spread between the respective exercise prices of outstanding stock options and the closing price of our Common Stock on December 31, 1999 ($17.375).

                             EMPLOYMENT AGREEMENTS

    We have entered into agreements with Messrs. Edelhertz and Marton that provide each with a severance payment equal to six months of salary in the event of termination by us other than for cause. We have also entered into agreements with Messrs. Marton and Carrel that will provide them, upon a "change in control" of Zamba, an employment contract of thirteen (13) months duration and severance payments equivalent to six (6) months of salary upon the expiration of the 13-month period, and accelerate the vesting of all of his then-outstanding stock options. A "change of control" is defined in the agreements and includes a sale of all or substantially all of the assets of Zamba or a merger or consolidation after which holders of our voting securities hold less than 50% of the voting securities of the surviving corporation.

    We also have an employment agreement with Mr. Fitzwater arising out of our acquisition of The QuickSilver Group in September 1998. The agreement with
Mr. Fitzwater provides for him to be employed for three (3) years from the date of the acquisition at a salary of $225,000 per year. If we had terminated his employment during the first year of his agreement without cause, the agreement provides that he would have received severance in the amount of twelve
(12) months of salary. If we terminate his employment during the second year of his agreement without cause, the agreement provides that he will receive severance in the amount of nine (9) months of salary. If we terminate his employment during the third year of his agreement without cause, the agreement provides that he will receive severance in the amount of six (6) months of salary. Under a separate non-competition agreements arising out of the QuickSilver acquisition, Mr. Fitzwater agrees not to compete with us or solicit any of our employees for the later of (i) the fifth anniversary of the date of the QuickSilver Acquisition or (ii) the third anniversary of the date of the termination of his employment.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECTIVE COMPENSATION

    This Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the "Acts"), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

GENERAL

    The Compensation Committee of the Board of Directors (the "Committee") makes decisions regarding non-equity compensation for executives which are then submitted for approved to the entire Board. Final decisions regarding stock option grants to executives are made by the Committee itself. The Committee is composed of two independent non-employee directors, neither of whom has any interlocking relationships as defined by the Securities and Exchange Commission. Each of the members of the Committee is a "non-employee" director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 16 of the Internal Revenue Code of 1986, as amended. Although Mr. Edelhertz may attend the meetings of the Committee, he does not vote nor participate in deliberations that relate to his own compensation. During 1999, the Committee created a Non-Affiliate Option Committee, composed of Mr. Edelhertz, which has the right to grant options to persons who are not officers of Zamba, so long as the individual option grants fall within the guidelines established by the Committee.

GENERAL COMPENSATION POLICY

    The Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. The Committee typically reviews salary levels for the Chief Executive Officer ("CEO") and other executive officers annually. The Committee administers our incentive option plans. Stock options granted under our incentive option plans provide long-term incentives for officers because they generally have value only if the price of our stock increases above the exercise price of the stock option and the officer remains in our employ for the period required for the shares to vest. Officers may not receive options under the NSO Plan.

1999 EXECUTIVE COMPENSATION

    BASE COMPENSATION. The Committee reviews the performance of the executives and establishes a salary level for the CEO. The Committee retains the rights to review these policies, should it believe that such a review is warranted, in light of changes in Company performance, the competitive market for CEOs, and other factors that may be deemed material by the Committee.

    STOCK OPTIONS. In 1999, stock options were granted to Mr. Marton as an incentive for him to become an employee and to align his interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins us, in connection with a significant change in responsibilities, and, occasionally, to achieve equity within a peer group. The Committee may also grant stock options to executives for other reasons. The number of shares subject to each stock option granted is determined by the Committee in its sole discretion and is based on anticipated future contributions and ability to impact corporate and/or business unit results, past performance where applicable and consistency within the executive's peer group. In the discretion of the Committee, executive officers may also be granted stock options under our equity option plans to provide greater incentives to those officers to continue their employment with us and to strive to increase the value of our Common Stock. The relative importance of these factors varies from case to case based on a discretionary and subjective determination by the Committee of what is appropriate at the time. The stock options generally become exercisable over a four-year period (25% at the end of the first year and 6.25% each quarter thereafter) and are granted at a price that is equal to the fair market value of our Common Stock on the date of grant.

COMPANY PERFORMANCE AND CEO COMPENSATION

    Mr. Edelhertz became President and CEO during October 1998. The Committee based Mr. Edelhertz' compensation for 1999 on our policies for executive compensation, Mr. Edelhertz' performance in his prior position of Vice President, the salaries of CEO's in similar positions of companies of comparable size and other companies in our industry. Mr. Edelhertz' salary was set at $225,000 for 1999.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986

    Stock options granted to officers are granted out of our 1993 Equity Incentive Plan, which was approved by our shareholders, and comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. Compensation to any executive officer is not expected to exceed $1,000,000 during 1999. We do not expect cash compensation to be affected by the requirements of Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Joseph B. Costello
                                          Dixon R. Doll

                              CERTAIN TRANSACTIONS

    During 1999, we recognized revenue of approximately $199,000 from Asera, Inc. for consulting services. Asera is a privately-held provider of internet solutions for the business-to-business demand chain. Tom Minick, a former director of Zamba, is Vice President of Customer Services for Asera.

    Our policy is to enter into agreements with each of our directors and executive officers providing for the indemnification of such persons to the fullest extent permitted by law for any liability they may incur by reason of their service as officers and/or directors.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    Messrs. Costello and Doll served on the Compensation Committee of the Board of Directors during 1999. Neither Mr. Costello nor Mr. Doll were at any time during 1999, or at any other time, an officer or employee of Zamba. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

    Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

    In this Proxy Statement, we need to tell you of any Section 16(a) forms that were not filed on a timely basis or were filed incorrectly. Mr. Marton's original Form 3 filing was filed on a timely basis, but contained an incorrect statement of his holdings. The correct amount of his holdings was filed on August 12. Mr. Wehrwein's Form 3 was due on June 17, but not filed until
August 18. A Form 4 report for Mr. Costello was due on February 10, but not filed until February 17. A Form 4 report for Mr. Fitzwater was due on May 10, but not filed until May 12. A Form 4 report for trades during the month of May by Mr. Thomas Minick, a former director, was due on June 10, but not filed until September 9, and trades by Mr. Minick during June should have been reported by July 12, but also were not reported until September 9. Finally, a Form 4 for Mr. Fabiaschi was due on December 10, but not filed until December 17.

    Finally, total holdings by Mr. Costello and Mr. Edelhertz of our Common Stock were reported as being lower than the amounts actually held. Reports containing the corrected higher amounts were filed in February 1999.

                        COMPANY STOCK PRICE PERFORMANCE

    The stock price performance graph below includes companies required by the Securities and Exchange Commission and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act or 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

    The following graph demonstrates a comparison of cumulative total returns based upon an initial investment of $100.00 in the Company's Common Stock as compared with the Hambrecht & Quist Technology Index and the Nasdaq Stock Market-U.S. Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects the Company's relative stock price on December 29, 1995, December 31, 1996, December 31, 1997, December 31, 1998, and January 3, 2000.

                               ZAMBA CORPORATION
                        COMPANY STOCK PRICE PERFORMANCE
                               PROXY INFORMATION

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          ZAMBA CORPORATION  H&Q TECHNOLOGY INDEX   NASDAQ STOCK MARKET U.S. INDEX
12/29/95            $100.00               $100.00                           $100.00
12/31/96              84.15                124.29                            120.26
12/31/97              29.27                145.71                            157.56
12/31/98               37.8                226.64                            199.57
1/3/00               392.68                488.67                            236.26

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at our 2001 Annual Meeting of Stockholders must be received by us at our principal executive offices no later than November 30, 2000, in order to be included in the Proxy Statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

    The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Dated: March 23, 2000

                                          By Order of the Board of Directors

                                          /s/ Paul D. Edelhertz

                                          Paul D. Edelhertz
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                   EXHIBIT A
                               ZAMBA CORPORATION
                       2000 EMPLOYEE STOCK PURCHASE PLAN

    The Zamba Corporation 2000 Employee Stock Purchase Plan provides eligible employees of Zamba Corporation, a Delaware corporation (the "Company"), and its Subsidiaries an opportunity to purchase shares of Common Stock of the Company on the terms and conditions set forth below.

     1. Definitions.

    (a) Account--an account maintained by the Administrator for each Participant to which the Participant's payroll deductions are credited, against which funds used to purchase shares of Common Stock are charged and to which shares of Common Stock purchased are credited.

    (b) Administrator--such other person or persons, including a committee, as may be appointed by the Committee to administer the Plan.

    (c) Change in Control--the consummation of any one of the following events:

        (i) a sale of all or substantially all of the assets of the Company;

        (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a transaction the principal purpose of which is to change the state of the Company's incorporation or a transaction in which the voting securities of the Company are exchanged for beneficial ownership of at least fifty percent (50%) of the voting securities of the controlling acquiring corporation);

       (iii) a merger or consolidation in which the Company is the surviving corporation and less than fifty percent (50%) of the voting securities of the Company which are outstanding immediately after the consummation of such transaction are beneficially owned, directly or indirectly, by the persons who owned such voting securities immediately prior to such transaction;

        (iv) any transaction or series of related transactions after which any person (as such term is used in Section 13(d)(3) of the Exchange Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, becomes the beneficial owner of voting securities of the Company representing fifty percent (50%) or more of the combined voting power of all of the voting securities of the Company; or

        (v) the liquidation or dissolution of the Company.

    (d) Code--the Internal Revenue Code of 1986, as amended.

    (e) Committee--the Company's Compensation Committee, as constituted from time to time.

    (f) Common Stock--the Company's Common Stock, par value $0.01.

    (g) Compensation--with respect to a Participant, the portion of the Participant's base salary paid to the Participant during the applicable payroll period.

    (h) Effective Date--July 1, 2000.

    (i) Eligible Employee--an employee who is eligible to participate in the Plan pursuant to Section 3.

    (j) Enrollment Date--the Effective Date and each July 1, October 1, January 1 and April 1 thereafter.

    (k) Enrollment Period--the 24 month period commencing on a Grant Date.

    (l) Fair Market Value--the average of the closing price of a share of the Company's Common Stock on the NASDAQ National Market System for the ten trading days immediately preceding the Grant Date or the Purchase Date, as applicable.

    (m) Grant Date--the Enrollment Date as of which a Participant's Option is granted under Section 4(a).

    (n) Option--an option to purchase shares of Common Stock under the Plan, pursuant to the terms and conditions thereof.

    (o) Participant--an Eligible Employee who is participating in the Plan pursuant to Section 4.

    (p) Payment Period--the period beginning with the first day of the calendar quarter and ending on the last day of the calendar quarter following each Enrollment Date; provided that the first Payment Period shall begin on the Effective Date and end on September 30, 2000.

    (q) Plan--Zamba Corporation 2000 Employee Stock Purchase Plan, as amended from time to time.

    (r) Purchase Date--except as provided in Section 15, the last day of a Payment Period.

    (s) Purchase Price--the lesser of 85% of the Fair Market Value of Common Stock on the Grant Date of an Enrollment Period, or 85% of the Fair Market Value of a share of Common Stock on the applicable Purchase Date of such Enrollment Period.

    (t) Subsidiary--any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2. Stock Subject to the Plan. Subject to Section 12, the aggregate number of shares of Common Stock that may be sold under the Plan is 750,000. The Company shall either make open-market purchases to provide shares of Common Stock for purchase under the Plan or, at the discretion of the Committee, sell Treasury shares or issue authorized but unissued shares of Common Stock.

     3. Eligible Employees. An "Eligible Employee" means each employee of the Company and each employee of a Subsidiary to which the Plan is extended by the Committee, except as otherwise provided in Sections 4(c) and 4(d).

     4. Participation in the Plan.

    (a) An Eligible Employee may participate in the Plan effective as of any Enrollment Date by completing and filing with the Administrator 20 days in advance of such date (or such later date as the Administrator shall deem equitable under the circumstances), an election form which authorizes payroll deductions from such Employee's Compensation. The Enrollment Date as of which an Eligible Employee commences or recommences participation in the Plan, and each Enrollment Date as of which an Eligible Employee renews his authorization under
Section 4(b), is a Grant Date. A Participant's payroll deductions under the Plan shall commence on his initial Grant Date, and shall continue, subject to Section 4(b), until the Eligible Employee terminates participation in the Plan or the Plan is terminated; provided, that such payroll deductions shall not commence until the Company has received such Eligible Employee's election form and such Employee has received all information required to be disclosed to such Employee under applicable securities laws.

    (b) A Participant's payroll deduction authorization shall be automatically renewed effective on the Enrollment Date following the conclusion of his initial Enrollment Period and each subsequent Enrollment Period unless he otherwise notifies the Administrator in writing at least 20 days in advance of such date.

    (c) Notwithstanding the foregoing, an Eligible Employee shall not be granted an Option on any Grant Date if such Employee, immediately after the Option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this paragraph, the rules of Code Section 424(d) shall apply in determining the stock ownership of an individual, and stock which an Eligible Employee may purchase under outstanding options shall be treated as stock owned by such Employee.

    (d) Notwithstanding the foregoing, an Eligible Employee shall not be granted an Option on any Grant Date if such Employee, on the date such Option is granted, (i) has been employed by the Company for fewer than three (3) consecutive months or (ii) is regularly scheduled to work fewer than twenty (20) hours per week.

     5. Payroll Deductions. An Eligible Employee may participate in the Plan only through payroll deductions. Payroll deductions shall be made from the Compensation paid to each Participant for each payroll period in such whole percentage from 1% to 10% as the Participant shall authorize in his election form. No Eligible Employee may be granted an Option which permits his rights to purchase Common Stock under the Plan, and any other stock purchase plan of the Company or any Subsidiary that is qualified under Section 423 of the Code, to accrue at a rate which exceeds $6,250 of Fair Market Value of such stock (determined on the Grant Date of such Option) for each calendar quarter of the Company in which the Option is outstanding at any time.

     6. Changes in Payroll Deductions. A Participant may elect to increase or decrease the amount of his payroll deductions once during a Payment Period by filing a new election form at any time during that Payment Period. Any such change shall not become effective sooner than the next Payment Period after receipt of his election form.

     7. Termination of Participation in Plan.

    (a) A Participant may, at any time and for any reason, voluntarily terminate participation in the Plan by written notification of withdrawal delivered to the appropriate payroll office. Such Participant's payroll deductions under the Plan shall cease as soon as practicable following delivery of such notice. If the former Participant remains employed by the Company or any of its Subsidiaries after termination of his participation in the Plan, any payroll deductions credited to such Participant's Account may be used to purchase shares of Common Stock on the next Purchase Date or refunded, without interest, to the Participant, at the election of the Participant, provided that the Participant must provide written notice of his or her election to receive a refund at least ten (10) business days before the end of the Payment Period. An Eligible Employee whose participation in the Plan is terminated may rejoin the Plan no earlier than three months following his withdrawal by filing a new election form in accordance with Section 4(a).

    (b) A Participant's participation in the Plan shall be terminated upon termination of his or her employment with the Company and its Subsidiaries for any reason. If a former Participant is no longer employed by the Company or any of its Subsidiaries, any payroll deductions credited to his Account shall be paid to the Participant in cash as soon as practicable following termination of employment.

    (c) A Participant's participation in the Plan shall also terminate upon a hardship withdrawal from any 401(k) plan or similar retirement or pension plan offered by the Company or any of its Subsidiaries. Such a Participant may re-enroll in the Plan on the date that is twelve (12) months from the date of termination under this Section 7(c), provided the Participant is not ineligible for any other reason.

     8. Purchase of Shares.

    (a) On each Grant Date, each Participant shall be deemed to have been granted an Option.

    (b) On each Purchase Date of an Enrollment Period, each Participant shall be deemed, without any further action, to have purchased that number of whole shares of Common Stock determined by dividing the Purchase Price on such date into the balance in the Participant's Account on the Purchase Date. Any amount remaining in the Participant's Account shall be carried forward to the next Purchase Date unless the Account is closed.

    (c) As soon as practicable after each Purchase Date, a statement shall be delivered to each Participant which shall include the number of shares of Common Stock purchased on the Purchase Date on behalf of such Participant under the Plan.

    (d) A stock certificate for whole shares of Common Stock in a Participant's Account shall be issued upon request of the Participant at any time. Fractional shares cannot be purchased. If the Participant's employment with the Company and all Subsidiaries terminates, a stock certificate for the number of whole shares of Common Stock that may be purchased by the funds in his Account shall be issued as soon as administratively feasible thereafter. A cash payment shall be made for any amounts in such account that are not sufficient to purchase a whole share of Common Stock, if necessary to close the account. Stock certificates under the Plan shall be issued, at the election of the Participant, in his name or in his name and the name of another person as joint tenants with right of survivorship or as tenants in common, or in the name of a grantor trust.

     9. Change in Control.

    The Company shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding Options prior to the effective date of the Change in Control and receive a refund of the amounts accrued during the applicable Payment Period, without interest, by providing the Company with written notice no fewer than five (5) days before the date of the Change of Control. If the Company is unable to give such prior notice, or if Participants fail to provide the Company with written notice of their election to terminate their outstanding Options, each outstanding Option shall automatically be exercised, immediately prior to the effective date of any Change in Control by applying the payroll deductions of each Participant for the Payment Period in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the Payment Period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock on the date immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

    10. Rights as a Stockholder. A Participant shall not be treated as the owner of Common Stock until the Purchase Date of such stock under the Plan. As of the Purchase Date a Participant shall be treated as the record owner of his shares purchased on such date pursuant to the Plan.

    11. Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative. No rights or payroll deductions of a Participant shall be subject to execution, attachment, levy, garnishment or similar process.

    12. Application of Funds. All funds of Participants received or held by the Company under the Plan before purchase of the shares of Common Stock shall be held by the Company without liability for interest or other increment, except as provided in Section 7(b).

    13. Adjustments in Case of Changes Affecting Shares. In the event of a subdivision or consolidation of outstanding shares of Common Stock of the Company, or the payment of a stock dividend, the number of shares approved for the Plan shall be increased or decreased proportionately, and such other adjustment shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as shall be deemed equitable by the Administrator to give proper effect to such event.

    14. Administration of the Plan. The Plan shall be administered by the Administrator. The Administrator shall have authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard to the Plan and such rules and regulations shall be final and conclusive. It is intended that the Plan shall at all times meet the requirements of Code Section 423, if applicable, and the Administrator shall, to the extent possible, interpret the provision of the Plan so as to carry out such intent.

    15. Amendments to the Plan. The Committee may, at any time, or from time to time, amend or modify the Plan; provided, however, that no amendment shall be made increasing or decreasing the number of shares authorized for the Plan (other than as provided in Section 13 or 15), and that, except to conform the Plan to the requirements of the Code, no amendment shall be made which would cause the Plan to fail to meet the applicable requirements of Code Section 423.

    16. Termination of Plan. The Plan shall terminate upon the earlier of (a) the fifth anniversary of the Effective Date, (b) the date no more shares remain to be purchased under the Plan, or (c) the termination of the Plan by the Board of Directors of the Company as specified below. The Board of Directors of the Company may terminate the Plan as of any date. The date of termination of the Plan shall be deemed a Purchase Date. If on such Purchase Date Participants in the aggregate have Options to purchase more shares of Common Stock than are available for purchase under the Plan, each Participant shall be eligible to purchase a reduced number of shares of Common Stock on a pro rata basis in proportion to his Account balance on such Purchase Date, and any excess payroll deductions shall be returned to Participants, all as provided by rules and regulations adopted by the Administrator.

    17. Costs. All costs and expenses incurred in administering the Plan shall be paid by the Company. Any costs or expenses of selling shares of Company Stock acquired pursuant to the Plan shall be borne by the holder thereof.

    18. Governmental Regulations. The Company's obligation to sell and deliver its Common Stock pursuant to the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

    19. Applicable Law. This Plan shall be interpreted under the laws of the United States of America and, to the extent not inconsistent therewith, by the laws of the State of Minnesota. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended, but is intended to comply with Section 423 of the Code, if applicable. Any provisions required to be set forth in this Plan by such Code section are hereby included as fully as if set forth in the Plan in full.

    20. Effect on Employment. The provisions of this Plan shall not affect the right of the Company or any Subsidiary or any Participant to terminate the Participant's employment with the Company or any Subsidiary.

    21. Withholding. The Company reserves the right to withhold from stock or cash distributed to a Participant any amounts which it is required by law to withhold.

    22. Effective Date. The Plan shall become effective July 1, 2000, provided that the stockholders of the Company approve it within 12 months after the date the Plan was adopted by the Board of Directors of the Company. If the Plan is not approved by the stockholders prior to such date, the Plan shall terminate, all grants hereunder shall be cancelled and be of no further force and effect, and all persons who shall have been granted Options pursuant to this Plan shall be entitled to the prompt refund in cash, with interest, of all sums withheld from or paid by them pursuant to this Plan.

    23. Foreign Employees. The Committee may provide for such special terms for Participants who are foreign nationals, or who are employed by the Company outside of the United States of America, as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

                                                             [LOGO]
                                                ANNUAL MEETING OF STOCKHOLDERS
                                                    THURSDAY, MAY 18, 2000
                                                           3:00 P.M.
                                                     RADISSON PLAZA HOTEL
                                                   35 SOUTH SEVENTH STREET
                                                     MINNEAPOLIS, MN 55402

ZAMBA CORPORATION
7301 OHMS LANE, SUITE 200, MINNEAPOLIS, MINNESOTA 55439                  PROXY
------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZAMBA

The undersigned hereby appoints Paul D. Edelhertz as proxy, with full powers of substitution, and hereby authorizes him to represent and to vote, as designated below, all shares of Common Stock, $.01 par value, of Zamba Corporation ("Zamba") held of record by the undersigned on March 16, 2000, at the Annual Meeting of Stockholders of Zamba to be held on Thursday, May 18, 2000, and at any continuations or adjournments thereof.

This Proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting and any adjournments thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Director nominees and for Proposal 2 and Proposal 3 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Annual Meeting.

                    SEE REVERSE FOR VOTING INSTRUCTIONS

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

                        - PLEASE DETACH HERE -

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE BOARD OF DIRECTOR NOMINEES AND FOR PROPOSAL 2 AND FOR PROPOSAL 3.

1. Election of directors:   01 Joseph B. Costello   02 Dixon R. Doll
                            03 Paul D. Edelhertz    04 Todd X. Fitzwater
                            05 John Olson           06 Sven A. Wehrwein

/ / Vote FOR all nominees   / / Vote WITHHELD from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED
TO THE RIGHT.)  /               /

2. Proposal to approve the 2000 Zamba Corporation Employee Stock Purchase Plan.

 / / For     / / Against     / / Abstain

3. Proposal to ratify the appointment of KPMG, LLP as independent auditors for fiscal 2000.

 / / For     / / Against     / / Abstain

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  / /
Indicate changes below:

Dated: _________________________, 2000


--------------------------------------

--------------------------------------
Signature(s) in Box
(If there are co-owners both must sign)

THIS PROXY MUST BE SIGNED EXACTLY AS YOUR NAME APPEARS HEREON. IF MORE THAN ONE NAME APPEARS, ALL PERSONS SO DESIGNATED SHOULD SIGN. ATTORNEYS, EXECUTORS, ADMINISTRATORS, TRUSTEES AND GUARDIANS SHOULD INDICATE THEIR CAPACITIES. IF THE SIGNER IS A CORPORATION, PLEASE PRINT FULL CORPORATE NAME AND INDICATE CAPACITY OF DULY AUTHORIZED OFFICER EXECUTING ON BEHALF OF THE CORPORATION. IF THE SIGNER IS A PARTNERSHIP, PLEASE PRINT FULL PARTNERSHIP NAME AND INDICATE CAPACITY OF DULY AUTHORIZED PERSON EXECUTING ON BEHALF OF THE PARTNERSHIP.